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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          FORM SE Dated August 26, 2003

               N-SAR                Year ended 6/30/03          811-4624
--------------------------------  ---------------------  ---------------------
Report, Schedule or Statement of     Period of Report    SEC File No. of Form,
 Which the Documents Are a Part      (If Appropriate)    Schedule or Statement

       State Street Research Equity Trust                        790941
--------------------------------------------------       ---------------------
(Exact Name of Registrant As Specified in Charter)       Registrant CIK Number


--------------------------------------------------------------------------------
Name of Person Other than the Registrant Filing the Form, Schedule or Statement

             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation S-K, the applicable Form, Schedule or Statement.

                   SIGNATURES: Complete A or B, as Appropriate
                       See General Instructions to Form SE

A. Filings Made on Behalf of the Registrant: The Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 27th day of August, 2002.

                                          State Street Research Equity Trust
                                      ------------------------------------------
                                                 (Name of Registrant)


                                  By: /s/ Edward T. Gallivan, Jr.
                                      ------------------------------------------
                                                      (Signature)


                                      Edward T. Gallivan, Jr.
                                      ------------------------------------------
                                                     (Print Name)


                                      Assistant Treasurer
                                      ------------------------------------------
                                                        (Title)


B. Filings Made by Persons Other Than the Registrant: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

----------------    ------------------------------------------------------------
(Date)                                        (Signature)

                    ------------------------------------------------------------
                    (Print the Name and Title of Each Person Who Signs the Form)

SEC 2082 (12-89)

                       State Street Research Equity Trust
                    -----------------------------------------
                              (Name of Registrant)


                                    Form SE

                          Exhibit Index for Form N-SAR


Item 77. B. Accountant's Report on Internal Control

Deloitte & Touche LLP
200 Berkeley Street
Boston, Massachusetts 02116

Tel:(617) 437-2000
Fax:(617) 437-2111
www.deloitte.com

                                                                        Deloitte
                                                                        & Touche
                                                                        [LOGO]

INDEPENDENT AUDITOR'S REPORT

To the Board of Trustees and Shareholders of State Street Research Securities Trust

In planning an performing our audit of the financial statements of the State Street Research Large-Cap Value Fund, State Street Research Mid-Cap Value Fund, and the State Street Research Global Research Fund (the "Funds"), the funds of the State Street Research Equity Trust (the "Trust"), for the year ended June 30, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of June 30, 2003.

This report is intended solely for the information and use of management, the Board of Trustees and Shareholders of the Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 5, 2003

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Deloitte
Touche
Tohmatsu
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